As filed with the Securities and Exchange Commission on June 7, 1996

                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                              CapMAC Holdings Inc.
             (Exact name of Registrant as specified in its charter)

            Delaware                                  13-3670828
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
incorporation or organization)

                          885 Third Avenue, 14th Floor
                            New York, New York 10022
    (Address, including zip code, of Registrant's principal executive office)

             Employee Stock Option Plan of CapMAC Acquisition Corp.
                                and Subsidiaries
         1994 Stock Option Plan of CapMAC Holdings Inc. and Subsidiaries
             CapMAC Holdings Inc. 1995 Omnibus Stock Incentive Plan
                            (Full title of the Plan)
                         -------------------------------

                              Ram D. Wertheim, Esq.
                Managing Director, General Counsel and Secretary
                              CapMAC Holdings Inc.
                          885 Third Avenue, 14th Floor
                            New York, New York 10022
                                 (212) 755-1155
       (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                   Copies to:
                              Wilson S. Neely, Esq.
                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                          New York, New York 10017-3954
                                 (212) 455-2000

                         -------------------------------

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                           Proposed         Proposed
                                            Amount to       Maximum         Maximum
                                               be       Offering Price     Aggregate           Amount of
  Title of Securities to be Registered     Registered      Per Share     Offering Price    Registration Fee
- --------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share(a)     15,000      $ 14.67(d)       $   220,000(d)      $    76(d)
- --------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share(a)  1,705,211      $ 13.33(d)       $22,730,463(d)      $ 7,839(d)
- --------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share(b)    195,000      $ 20.00(d)       $ 3,900,000(d)      $ 1,345(d)
- --------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share(c)    198,000      $ 20.00(d)       $ 3,960,000(d)      $ 1,366(d)
- --------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share(c)    195,000      $ 24.50(d)       $ 4,777,500(d)      $ 1,648(d)
- --------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share(c)    429,367      $27.563(e)       $11,834,643(e)      $ 4,081(e)
- --------------------------------------------------------------------------------------------------------------
Total                                                                                          $16,355
- --------------------------------------------------------------------------------------------------------------

(a) Represents Common Stock issuable under the Employee Stock Option Plan of CapMAC Acquisition Corp. (renamed CapMAC Holdings Inc.) and Subsidiaries. Excludes 4,789 shares which will not be issued.
(b) Represents Common Stock issuable under the 1994 Stock Option Plan of CapMAC Holdings Inc. and Subsidiaries.
(c) Represents Common Stock issuable under the CapMAC Holdings Inc. 1995 Omnibus Stock Incentive Plan. Excludes 182,633 shares of restricted stock previously issued.
(d) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act"), the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the price at which the options may be exercised.
(e) Pursuant to Rule 457(h) under the Act the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices per share of Common Stock on the New York Stock Exchange on June 3, 1996.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents, previously filed by CapMAC Holdings Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration
Statement:

     (a)  Annual Report on Form 10-K for the fiscal year ended December 31,
          1995;

     (b)  Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;
          and

     (c) The description of the Company's Common Stock set forth in its Registration Statement on Form 8-A, dated November 16, 1995.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not required.

Item 5. Interests of Named Experts and Counsel

     None.

Item 6. Indemnification of Directors and Officers

     Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation limits the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

     Under the Amended and Restated Certificate of Incorporation of the Registrant and under its Amended and Restated Bylaws, the Registrant shall have the power to indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Delaware.

     The Registrant maintains insurance, at its expense, to protect any director or officer of the Registrant against certain expenses, liabilities or losses.

Item 7. Exemption from Registration Claimed

     Not applicable

Item 8. Exhibits

     The following exhibits are filed as part of this Registration Statement:

4.1  Amended and Restated Certificate of Incorporation of Company (filed as
     Exhibit 3.1 to the Company's Annual Report on Form 10-K, Commission File No. 1-14096, and incorporated herein by reference).

4.2 Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K, Commission File No. 1-14096, and incorporated herein by reference).

5.1 Opinion of Simpson Thacher & Bartlett (a partnership which includes professional corporations) regarding the legality of the common stock being registered.

23.1 Consent of KPMG Peat Marwick LLP.

23.2 Consent of Simpson Thacher & Bartlett (included in their opinion filed as
     Exhibit 5.1 hereto).

24.1 Power of Attorney (included in Part II of this Registration Statement).

28.1 Information from reports furnished to state insurance regulatory authorities.

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (except to the extent the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement); and

   (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 6th day of June, 1996.


                                        CapMAC Holdings Inc.



                                        By /s/ John B. Caouette
                                          ----------------------------------
                                           John B. Caouette
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of CapMAC Holdings Inc. and each of us, do hereby constitute and appoint each and any of John B. Caouette, Ram D. Wertheim and Paul V. Palmer, our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names in any and all capacities, which attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


     Signature                               Title                      Date
     ---------                               -----                      ----
/s/ John B. Caouette         Chairman of the Board of Directors,    June 6, 1996
- --------------------------   President and Chief Executive Officer
    John B. Caouette         (Principal Executive Officer)


/s/ Paul V. Palmer           Managing Director and Chief Financial  June 6, 1996
- --------------------------   Officer (Principal Financial Officer)
    Paul V. Palmer


/s/ Gerard Edward Murray     Controller (Principal Accounting       June 6, 1996
- --------------------------   Officer)
    Gerard Edward Murray

/s/ Bryan A.Bowers           Director                               May 28, 1996
- --------------------------
    Bryan A. Bowers


/s/ Todd G. Cole             Director                               May 30, 1996
- --------------------------
    Todd G. Cole


/s/ Charles P. Durkin, Jr.   Director                               May 30, 1996
- --------------------------
    Charles P. Durkin, Jr.


/s/ David Elliman            Director                               May 29, 1996
- --------------------------
    David Elliman


/s/ Stephen L. Green         Director                               May 29, 1996
- --------------------------
    Stephen L. Green


- --------------------------   Director                               May __, 1996
    Michael S. Horgan


/s/ George Merritt Jenkins   Director                               May 30, 1996
- --------------------------
    George Merritt Jenkins


/s/ James H. Laird           Director                               May 29, 1996
- --------------------------
    James H. Laird


/s/ Dr. Rosita Leong, M.D.   Director                               May 30, 1996
- --------------------------
    Dr. Rosita Leong, M.D.


/s/ Robert Model             Director                               May 29, 1996
- --------------------------
    Robert Model


/s/ Leif H. Olsen            Director                               May 30, 1996
- --------------------------
    Leif H. Olsen


/s/ Arthur S. Penn           Director                               May 29, 1996
- --------------------------
    Arthur S. Penn


/s/ Homer Mck. Rees          Director                               May 25, 1996
- --------------------------
    Homer Mck. Rees

- --------------------------   Director                               May __, 1996
    D.W. Russler


/s/ Akira Seko               Director                               May 28, 1996
- --------------------------
    Akira Seko


/s/ John T. Shea             Director                               May 24, 1996
- --------------------------
    John T. Shea


/s/ Richard Yancey           Director                               May 30, 1996
- --------------------------
    Richard Yancey

                                INDEX TO EXHIBITS

Exhibit
Number                        Description

4.1 Amended and Restated Certificate of Incorporation of Company (filed as Exhibit 3.1 to the Company's
          Annual Report on Form 10-K, Commission File No.
          1-14096, and incorporated herein by reference).

4.2 Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the Company's Annual Report on
          Form 10-K, Commission File No. 1-14096, and incorporated herein by reference).

5.1 Opinion of Simpson Thacher & Bartlett (a partnership which includes professional corporations) regarding the legality of the common stock being registered.

23.1      Consent of KPMG Peat Marwick LLP.

23.2 Consent of Simpson Thacher & Bartlett (included in their opinion filed as Exhibit 5.1 hereto).

24.1      Power of Attorney (included in Part II of this
          Registration Statement).

28.1 Information from reports furnished to state insurance regulatory authorities.